Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-231395) and the Registration Statements on Form S-8 (File No. 333-223916 and File No. 333-255028) of our report dated June 23, 2021 relating to the consolidated financial statements of Jerash Holdings (US), Inc. for the years ended March 31, 2021 and 2020, which appears in the annual report on Form 10-K of Jerash Holdings (US) Inc. filed with the Securities and Exchange Commission on June 23, 2021.

/s/ Friedman LLP
New York, New York
June 23, 2021